Exhibit 99.1

PRESS RELEASE

Contact Information:
Maggie Daniels, CFA
Media & Investor Relations
(317) 713-7644
mdaniels@kiterealty.com

Kite Realty Group Trust Reports Fourth Quarter and Full Year Results; Grows 2015 Same
Property NOI by 3.5%, Increases Dividend by 5.5% and Announces 2016 Guidance
Indianapolis, Ind., February 4, 2016 - Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today operating results for the fourth quarter and full year ended December 31, 2015. Financial statements and exhibits attached to this release include the details of the results.
“Our performance during the fourth quarter and throughout 2015 is a testament to our dedicated team, operational excellence, strong balance sheet and overall corporate strategy,” said John Kite, Chief Executive Officer. “We maintained significant leasing momentum through year-end, as evidenced by a 190 basis point increase in small shops leased for the year. Our same-property net operating income reached the top-end of our expectations, growing 3.5% for the year. Our balance sheet flexibility is the strongest ever with a staggered maturity schedule, strong fixed charge coverage and more than 50% of our asset value unencumbered. Our consistent cash flow growth allowed us to increase our annual dividend by 5.5%, while maintaining conservative payout ratios. With our robust redevelopment pipeline and meaningful lease-up opportunities ahead, we are excited about the future and our ability to create long-term value.”
Fourth Quarter Highlights

•	Generated Funds From Operations (“FFO”), as adjusted, of $42.4 million, or $0.50 per diluted common share.

•	Generated FFO, as defined by NAREIT, of $49.1 million, or $0.58 per diluted common share.

•	Generated Adjusted Funds From Operations ("AFFO") of $37.7 million, or $0.44 per diluted common share.

•	Achieved same-property net operating income (“NOI”) growth of 3.4% over the same period in the prior year.

•	Produced new cash rent spreads of 21.0% and comparable renewal cash rent spreads of 12.7%.

•	Sold two non-core assets, Four Corner Square and Cornelius Gateway, for gross proceeds of approximately $45 million.

•	Substantially completed two redevelopment projects, Gainesville Plaza and Cool Springs Market, and moved these assets into the operating portfolio.

•	Closed on a $200 million 7-year unsecured term loan at a rate of LIBOR plus 160 basis points.

•	Redeemed $102.5 million of outstanding 8.25% preferred shares improving overall capital costs.

•
Subsequent to the quarter end, the Board approved an increase in its common dividend paid by approximately 5.5% to an annual dividend of $1.15 per common share, which represents an approximate 19.8% increase since 2013.

2015 Full Year Highlights

•	Generated FFO, as adjusted, of $170.2 million, or $1.99 per diluted common share.

•	Generated FFO, as defined by NAREIT, of $179.8 million, or $2.11 per diluted common share.

•	Generated AFFO of $152.7 million, or $1.79 per diluted common share.

•	Achieved same-property NOI growth of 3.5% year-over-year.

•	Increased leased small shop space by 190 basis points to 87.6%, compared to the end of the previous year.

•	Sold approximately $212 million of non-core assets and redeployed approximately $186 million to acquire high-quality, high-growth assets in our core markets.
Financial Results
For the three months ended December 31, 2015, FFO, as adjusted, was $42.4 million, or $0.50 per diluted common share for Kite Realty Group, L.P.’s real estate properties in which the Company owns an interest (to which we refer as “Kite Portfolio”), compared to $42.9 million, or $0.50 per diluted common share, for the same period in the prior year.
Reported FFO, as defined by NAREIT, for the three months ended December 31, 2015, was $49.1 million, or $0.58 per diluted common share, for the Kite Portfolio, compared to $42.3 million, or $0.50 per diluted common share, for the same period in the prior year. The increase was primarily driven by a $5.6 million gain on debt extinguishment and a $4.8 million gain from the release of assumed earnout liabilities, which were partially offset by a charge of $3.8 million related to the preferred share redemption.
For the twelve months ended December 31, 2015, FFO, as adjusted, was $170.2 million, or $1.99 per diluted common share, for the Kite Portfolio, compared to $121.6 million, or $2.02 per diluted common share, for the prior year. Reported FFO, as defined by NAREIT for the twelve months ended December 31, 2015, was $179.8 million, or $2.11 per diluted common share, for the Kite Portfolio, compared to $94.1 million, or $1.56 per diluted common share, for the prior year. The increase was largely driven by the above-mentioned transactions, along with a gain on settlement of $4.5 million from earlier in 2015.
Net income attributable to common shareholders for the three months ended December 31, 2015, was $5.4 million, compared to a net income of $5.1 million for the same period in 2014. For the twelve months ended December 31, 2015, net income attributable to common shareholders was $15.4 million, compared to a net loss of $14.2 million for the twelve months ended December 31, 2014. Full year 2015 results include a $5.6 million gain on debt extinguishment and a $4.8 million gain from the release of assumed earnout liabilities, which were partially offset by a charge of $3.8 million related to the preferred share redemption and a $1.6 million impairment attributable to a planned disposition of an operating property.
Capital Markets & Balance Sheet
During the fourth quarter, the Company completed a $200 million 7-year unsecured term loan bearing an interest rate of LIBOR plus 160 basis points. Earlier in 2015, the Company completed its first senior unsecured bond offering by issuing $250 million via a private placement at a blended fixed rate of 4.41% across 8-year, 10-year and 12-year tranches. Both unsecured transactions included delayed draw features in order to closely match future funding needs.
The proceeds from these debt offerings and non-core asset sales were used to redeem the Company’s $102.5 million 8.25% preferred notes and to unencumber one of the Company’s most valuable assets, City Center in White Plains, New York. These proactive initiatives taken in 2015 further strengthened the Company’s balance sheet as it reduced secured debt exposure to 22.6% of gross asset value, extended the weighted average debt maturity to 5.2 years, lowered floating rate debt exposure to 12% and maintained a fixed charge coverage ratio in excess of 3 times.

Portfolio Activity
Development and Redevelopment
The Company’s three development projects, Phase II of Parkside Town Commons, Phase II of Holly Springs Towne Center, and Tamiami Crossing, were in aggregate 88.7% pre-leased or committed as of December 31, 2015. These three projects have a total estimated cost of approximately $172.7 million, of which approximately $145.4 million, or 84.2%, had been incurred as of December 31, 2015.
The Company ended the year having identified 20 redevelopment opportunities with total cost ranging from $130 million to $145 million at an average incremental return of approximately 9 to 11 percent. This pipeline is diverse in geography and type, with projects spread across redevelopment, repurpose and reposition opportunities. As of the end of the fourth quarter, 14 of the 20 properties included in the pipeline remain in the operating portfolio.
Portfolio Dispositions
During the fourth quarter, the Company completed the sale of Four Corner Square in Maple Valley, Washington, and Cornelius Gateway in Cornelius, Oregon. The dispositions of non-core assets resulted in aggregate gross proceeds of approximately $45 million, which were used to partially fund the redemption of $102.5 million of the Company’s 8.25% preferred shares.
Four Corner Square is a 119,579 square foot shopping center, including ground leases, anchored by Grocery Outlet, Johnsons Hardware and Walgreens. Cornelius Gateway is comprised of 21,326 square feet tenanted by FedEx Kinkos and Anytime Fitness.
Portfolio Operations
As of December 31, 2015, the Company owned interests in 121 properties totaling approximately 24 million square feet. The owned GLA in the Company’s retail operating portfolio was 95.4% leased as of December 31, 2015, and the Company’s overall portfolio was 95.3% leased, excluding ground leases and non-owned anchors.
Same-property NOI, which includes 104 operating properties, increased 3.4% in the fourth quarter compared to the same period in the prior year. Same-property NOI increased 3.5% for the full year, compared to the same period in the prior year. The leased percentage of these properties was 95.4% at December 31, 2015, compared to 95.1% at December 31, 2014.
The Company executed 108 leases totaling 504,893 square feet during the fourth quarter of 2015. There were 68 comparable new and renewal leases executed during the quarter for 396,196 square feet. Cash rent spreads on new and renewal leases executed in the quarter were approximately 21.0% and 12.7%, respectively, for a blended cash rent spread of 14.2%.
Distributions
The Board of Trustees approved a quarterly common share cash distribution of $0.2875 per common share for the quarter ended March 31, 2016, which represents a 5.5% increase over its previous quarterly distribution. The distribution will be paid on or about April 13, 2016 to shareholders of record as of April 6, 2016.
2016 Earnings Guidance
The Company is introducing guidance for 2016 Funds From Operations (“FFO”), as adjusted, in a range of $2.02 to $2.08 per diluted share.
The Company’s 2016 FFO, as adjusted guidance excludes certain one-time items such as transaction costs, debt extinguishment gains/losses and certain other income or charges. The 2016 guidance is based on the following key assumptions:

•	Increase in same-property NOI of 2.5% to 3.5% (excluding redevelopment)

•	Year-end 2016 retail portfolio leased rate of 95% to 96%

•	General and administrative expense of $18 million to $20 million

•	GAAP interest expense of $62 million to $65 million

•	Sale of non-depreciable assets included in Other Property Related Revenue of $1 million to $3 million, after-tax

•	Sale of non-core operating properties of $50 million to $75 million, in addition to dispositions completed in December 2015

•	No acquisition activity
The Company’s 2016 guidance is based on a number of factors, many of which are outside the Company’s control and all of which are subject to change. The Company may change its guidance during the year if actual or anticipated results vary from these assumptions, although the Company undertakes no obligation to do so.

Guidance Range For Full Year 2016	Low	High
Consolidated net income per diluted common share	$0.07	$0.13
Add: Depreciation, amortization and other	1.93	1.93
FFO, per diluted common share, as defined by NAREIT	2.00	2.06
Add: Transaction costs and certain other charges	0.02	0.02
FFO, as adjusted, per diluted common share	$2.02	$2.08
Non-GAAP Financial Measures
Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO, FFO, as adjusted, and AFFO are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. We believe this supplemental information provides a more meaningful measure of our operating performance. The Company believes presenting FFO, FFO, as adjusted, and AFFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. Reconciliations of net income to FFO, FFO, as adjusted, and AFFO are included in the attached table.
Earnings Conference Call
The Company will conduct a conference call to discuss its financial results on Friday, February 5, 2016, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com. The dial-in numbers are (866) 840-7637 for domestic callers and (704) 908-0456 for international callers (passcode 97449520). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of December 31, 2015, the Company owned interests in a portfolio of 121 operating, development and redevelopment properties totaling approximately 24 million total square feet across 20 states. For more information, please visit the Company’s website at www.kiterealty.com.
Safe Harbor
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-

looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development, joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Florida, Indiana and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	December 31, 2015	December 31, 2014
Assets:
Investment properties, at cost	$3,933,140	$3,732,748
Less: accumulated depreciation	(432,295)	(315,093)
	3,500,845	3,417,655

Cash and cash equivalents	33,880	43,826
Tenant and other receivables, including accrued straight-line rent of $23,809 and $18,630 respectively, net of allowance for uncollectible accounts	51,101	48,097
Restricted cash and escrow deposits	13,476	16,171
Deferred costs and intangibles, net	157,884	159,978
Prepaid and other assets	8,852	8,847
Assets held for sale	—	179,642
Total Assets	$3,766,038	$3,874,216
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness[1]	$1,734,059	$1,554,263
Accounts payable and accrued expenses	81,356	75,150
Deferred revenue and other liabilities	131,559	136,409
Liabilities held for sale	—	81,164
Total Liabilities	1,946,974	1,846,986
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	92,315	125,082
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 0 and 4,100,000 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	—	102,500
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,334,865 and 83,490,663 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	833	835
Additional paid in capital	2,050,545	2,044,425
Accumulated other comprehensive loss	(2,145)	(1,175)
Accumulated deficit	(323,257)	(247,801)
Total Kite Realty Group Trust Shareholders’ Equity	1,725,976	1,898,784
Noncontrolling Interests	773	3,364
Total Equity	1,726,749	1,902,148
Total Liabilities and Shareholders' Equity	$3,766,038	$3,874,216

____________________
1	Includes debt premium of $16.5 million at December 31, 2015.

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue:
Minimum rent	$67,139	$67,939	$263,794	$199,455
Tenant reimbursements	18,344	17,690	70,235	52,773
Other property related revenue	3,812	1,819	12,976	7,300
Total revenue	89,295	87,448	347,005	259,528
Expenses:
Property operating	13,451	12,646	49,973	38,703
Real estate taxes	11,083	9,900	40,904	29,947
General, administrative, and other	4,578	3,684	18,709	13,043
Merger and acquisition costs	—	659	1,550	27,508
Non-cash gain from release of assumed earnout liability	(4,832)	—	(4,832)	—
Impairment charge	1,592	—	1,592	—
Depreciation and amortization	43,116	39,438	167,312	120,998
Total expenses	68,988	66,327	275,208	230,199
Operating income	20,307	21,121	71,797	29,329
Interest expense	(15,437)	(15,222)	(56,432)	(45,513)
Income tax (expense) benefit of taxable REIT subsidiary	(52)	13	(186)	(24)
Non-cash gain on debt extinguishment	5,645	—	5,645	—
Gain on settlement	—	—	4,520	—
Other expense, net	(61)	(125)	(95)	(244)
Income (loss) from continuing operations	10,402	5,787	25,249	(16,452)
Discontinued operations:
Gain on sale of operating property	—	—	—	3,198
Income from discontinued operations	—	—	—	3,198
Income (loss) before gain on sale of operating properties	10,402	5,787	25,249	(13,254)
Gain on sales of operating properties	854	2,242	4,066	8,578
Net income (loss)	11,256	8,029	29,315	(4,676)
Net income attributable to noncontrolling interest	(571)	(801)	(2,198)	(1,025)
Dividends on preferred shares	(1,535)	(2,114)	(7,877)	(8,456)
Non-cash adjustment for redemption of preferred shares	(3,797)	—	(3,797)	—
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$5,353	$5,114	$15,443	$(14,157)

Income (loss) per common share - basic:
Continuing operations	$0.06	$0.06	$0.19	$(0.29)
Discontinued operations	—	—	—	0.05
	$0.06	$0.06	$0.19	$(0.24)
Income (loss) per common share - diluted:
Continuing operations	$0.06	$0.06	$0.18	$(0.29)
Discontinued operations	—	—	—	0.05
	$0.06	$0.06	$0.18	$(0.24)

Weighted average common shares outstanding - basic	83,327,664	83,478,680	83,421,904	58,353,448
Weighted average common shares outstanding - diluted	83,438,844	83,727,400	83,534,381	58,353,448
Common Dividends declared per common share	$0.2725	$0.2600	$1.0900	$1.0200

Amounts attributable to Kite Realty Group Trust common shareholders:
Income (loss) from continuing operations	$5,353	$5,114	$15,443	$(17,268)
Income from discontinued operations	—	—	—	3,111
Net income (loss)	$5,353	$5,114	$15,443	$(14,157)

Kite Realty Group Trust
Funds From Operations
For the Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited)

($ in thousands, except share and per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Funds From Operations
Consolidated net income (loss)	$11,256	$8,029	$29,315	$(4,676)
Less: cash dividends on preferred shares	(1,535)	(2,114)	(7,877)	(8,456)
Less: non-cash adjustment for redemption of preferred shares	(3,797)	—	(3,797)	—
Less: net income attributable to noncontrolling interests in properties	(442)	(678)	(1,859)	(1,435)
Less: gains on sales of operating properties	(854)	(2,242)	(4,065)	(11,777)
Add: impairment charge	1,592	—	1,592	—
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	42,855	39,291	166,513	120,452
Funds From Operations of the Kite Portfolio	49,075	42,286	179,822	94,108
Less: Limited Partners' interests in Funds From Operations	(1,091)	(883)	(3,789)	(2,541)
Funds From Operations attributable to Kite Realty Group Trust common shareholders[1]	$47,984	$41,403	$176,033	$91,567
FFO per share of the Operating Partnership - basic	$0.58	$0.50	$2.11	$1.57
FFO per share of the Operating Partnership - diluted	$0.58	$0.50	$2.11	$1.56

Funds From Operations of the Kite Portfolio	$49,075	$42,286	$179,822	$94,108
Less: gain on settlement	—	—	(4,520)	—
Add: merger and acquisition costs	—	659	1,550	27,508
Add: adjustment for redemption of preferred shares (non-cash)	3,797	—	3,797	—
Less: gain from release of assumed earnout liability (non-cash)	(4,832)	—	(4,832)	—
Less: gain on debt extinguishment (non-cash)	(5,645)	—	(5,645)	—
Funds From Operations of the Kite Portfolio, as adjusted	$42,395	$42,945	$170,172	$121,616
FFO per share of the Operating Partnership, as adjusted - basic	$0.50	$0.50	$2.00	$2.03
FFO per share of the Operating Partnership, as adjusted - diluted	$0.50	$0.50	$1.99	$2.02

Weighted average Common Shares outstanding - basic	83,327,664	83,478,680	83,421,904	58,353,448
Weighted average Common Shares outstanding - diluted	83,438,844	83,727,400	83,534,381	58,593,868
Weighted average Common Shares and Units outstanding - basic	85,235,953	85,128,444	85,219,827	60,010,480
Weighted average Common Shares and Units outstanding - diluted	85,347,133	85,377,163	85,332,303	60,250,900

____________________
1
“Funds From Operations of the Kite Portfolio" measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Twelve Months Ended December 31, 2015 and 2014
(Unaudited)

($ in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2015	2014	% Change	2015	2014	% Change
Number of properties at period end[1]	104	104

Leased percentage	95.4%	95.1%		95.4%	95.1%
Economic Occupancy percentage at period end[2]	93.9%	93.7%		93.9%	93.7%

Minimum rent	$55,235	$54,485		$172,449	$169,013
Tenant recoveries	15,307	14,744		48,269	47,458
Overage rent, specialty leasing, and parking revenue	1,647	1,030		4,037	3,305
	72,189	70,259		224,755	219,776

Property operating expenses	(9,602)	(9,824)		(31,720)	(33,112)
Real estate taxes	(8,989)	(8,616)		(28,428)	(27,624)
	(18,591)	(18,440)		(60,148)	(60,736)
Net operating income - same properties[3]	$53,598	$51,819	3.4%	$164,607	$159,040	3.5%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$53,598	$51,819		$164,607	$159,040
Net operating income - non-same activity[4]	11,163	13,083		91,521	31,838
General, administrative and other	(4,578)	(3,684)		(18,709)	(13,043)
Merger and acquisition costs	—	(659)		(1,550)	(27,508)
Depreciation expense	(43,116)	(39,438)		(167,312)	(120,998)
Non-cash gain from release of assumed earnout liability	4,832	—		4,832	—
Impairment charge	(1,592)	—		(1,592)	—
Interest expense	(15,437)	(15,222)		(56,432)	(45,513)
Gain on settlement	—	—		4,520	—
Other expense, net	(113)	(112)		(281)	(268)
Discontinued operations	—	—		—	3,198
Non-cash gain on debt extinguishment	5,645	—		5,645	—
Gains on sales of operating properties	854	2,242		4,066	8,578
Net income attributable to noncontrolling interests	(571)	(801)		(2,198)	(1,025)
Dividends on preferred shares	(1,535)	(2,114)		(7,877)	(8,456)
Non-cash adjustment for redemption of preferred shares	(3,797)	—		(3,797)	—
Net income (loss) attributable to common shareholders	$5,353	$5,114		$15,443	$(14,157)

____________________
1	Same property analysis excludes operating properties in redevelopment.
2	Excludes leases that are signed but for which tenants have not commenced payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement during the period.
3
Same property net operating income excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and recoveries, lease termination fees, amortization of lease intangibles and significant prior year expense recoveries and adjustments, if any.

4
Includes non-cash accounting items across the portfolio as well as net operating income from properties not included in the same property pool including $5.1 million in the fourth quarter of 2014 related to the 15 property asset sale .

The Company believes that Net Operating Income is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that Same Property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.